UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 19, 2017
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

Amkor Technology, Inc. (the “Company”) today announced that it has issued a notice for the redemption of $200 million of the outstanding $400 million aggregate principal amount of its 6.625% Senior Notes due 2021 (the “Notes”), with the redemption to be effective on July 19, 2017. As provided in the indenture governing the Notes, the redemption price will be 101.656% of the principal amount of the Notes, or $1,016.56 per $1,000.00 principal amount thereof, paid in cash. In addition, the Company will pay accrued and unpaid interest on the Notes to, but excluding, the redemption date, in accordance with the terms of the indenture. The Company plans to fund the redemption of the Notes with cash on hand.

A copy of the press release is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release, dated June 19, 2017, announcing notice of redemption

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel

Index to Exhibits

Exhibit	Description

99.1	Press release, dated June 19, 2017, announcing notice of redemption